UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                 August 30, 2004

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
    (State or other          (Commission File No.)         (I.R.S. Employer
    jurisdiction of                                       Identification No.)
     incorporation)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


Item 8.01:  Other Events
------------------------

     On August 30, 2004, Tri Counties Bank, a wholly owned subsidiary of TriCo Bancshares (NASDAQ: TCBK), announced an aggressive expansion plan that will bring six new branches to the Sacramento area and additional branches to cities as far south as Bakersfield by early 2005.

Item 9.01:  Financial Statements and Exhibits
---------------------------------------------

(c) Exhibits

    99.1   Press release dated August 30, 2004



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  August 31, 2003        By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Vice President and
                                   Chief Financial Officer (Principal
                                   Financial and Accounting Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------
    99.1                   Press release dated August 30, 2004

Exhibit 99.1

FOR IMMEDIATE RELEASE                         CONTACT:   Nicole Koebrich
                                                         Tri Counties Bank
                                                         530-332-2333
                                                         nicolekoebrich@tcbk.com


            TRI COUNTIES BANK TO OPEN SIX NEW BRANCHES IN SACRAMENTO
       Largest Community Bank Headquartered North of Sacramento Continues
                Expansion Plans into California's Central Valley

CHICO, Calif. - (August 30, 2004) -Tri Counties Bank is bringing its hometown banking philosophy to communities throughout the Central Valley through an aggressive expansion plan that will bring six new branches to the Sacramento area and additional branches to cities as far south as Bakersfield by early 2005.

The Chico-based Tri Counties Bank, a wholly owned subsidiary of TriCo Bancshares (NASDAQ: TCBK), is expanding its Northern California banking operation in Sacramento primarily through Raley's stores. Five of the new branches will be located inside Raley's stores in Woodland, Folsom, Lincoln, Elk Grove and North Natomas. All five in-store branches will offer full service banking and will operate just like a traditional branch. Plans are also underway for a new traditional branch that will increase Tri Counties Bank's presence in the Roseville area. Tri Counties Bank currently operates 4 branches in the Sacramento area.

"In-store banking has been a very effective way for Tri Counties Bank to enter new markets, and introduce new customers to our bank in a supermarket where they are already doing their shopping," said Andrew Mastorakis, executive vice president of Retail Banking for Tri Counties Bank. "In-store banking has proven to be a great way for us to penetrate a new market and grow our customer base much quicker and at a lower cost. Additionally, we're able to provide service 7 days a week, which customers value as a huge convenience."

All in-store branches are open seven days a week and until 7p.m. every day except Sundays, when they are open until 5p.m.

Plans have also been set forth to expand and re-locate the Tri Counties Bank business centers in Bakersfield, Arden Fair, Modesto and Visalia, all of which have out grown the current locations. The new locations for each office will accommodate future growth, enhance consumer banking services and support branches that will be opening in those areas through the ongoing expansion.

"We are a traditional bank, born and raised in Chico, one of California's great small towns," said Rick Smith, president and CEO of Tri Counties Bank. "Our success in the communities we serve north of Sacramento has allowed us to carry over our banking philosophy throughout California's booming Central Valley. The Central Valley is booming, and the growing communities there value the same banking principles of those we've been serving for the last 29 years."

Tri Counties Bank currently operates 33 traditional branches and 13 in-store branches throughout California. Four of those branches are located in the Sacramento Area, and seven span from Modesto to Bakersfield in the Central Valley. The bank's expansion plans include several additional locations in markets throughout the Central Valley.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, Calif. Tri Counties Bank has a 29-year history in the banking industry. It operates 33 traditional branch locations and 13 in-store branch locations in 21 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 58 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.